                                                                    Exhibit 11.1

                      HEALTH MANAGEMENT ASSOCIATES, INC.
               STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
                     (In thousands, except per share data)



                                                 Year ended September 30,
                                               ----------------------------
                                                 1996      1995      1994
                                               --------  --------  --------

Income before cumulative effect
  of accounting change.......................  $ 84,086  $ 63,331  $ 49,086
Accounting change............................         -         -    (2,550)
                                               --------  --------  --------

Net income...................................  $ 84,086  $ 63,331  $ 46,536
                                               ========  ========  ========

                                    PRIMARY
                                    -------


Weighted average number of common shares
 outstanding during the period...............   105,197   103,606   102,181

Exercise of options net of assumed purchase
 of treasury shares with proceeds therefrom..     5,252     4,478     4,423
                                               --------  --------  --------

Weighted average number of common shares
 outstanding during the period, as adjusted..   110,449   108,084   106,604
                                               ========  ========  ========

Earnings per share:
     Before accounting change................  $    .76  $    .59  $    .46
     Accounting change.......................         -         -      (.02)
                                               --------  --------  --------
          Net income per share...............  $    .76  $    .59  $    .44
                                               ========  ========  ========


                                 FULLY DILUTED
                                 -------------

Weighted average number of common shares
 outstanding during the period...............   105,197   103,606   102,181

Exercise of options net of assumed purchase
 of treasury shares with proceeds therefrom..     5,855     4,994     5,016
                                               --------  --------  --------

Weighted average number of common shares
 outstanding during the period, as adjusted..   111,052   108,600   107,197
                                               ========  ========  ========

Earnings per share:
     Before accounting change................  $    .76  $    .58  $    .46
     Accounting change.......................         -         -       (02)
                                               --------  --------  --------

        Net income per share.................  $    .76  $    .58  $    .44
                                               ========  ========  ========

                                      69